DENMARK BANCSHARES, INC.

EXHIBIT 32.1

CERTIFICATIONS

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Denmark Bancshares, Inc. ("DBI"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of DBI for the quarter ended June 30, 2012, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DBI.

/s/ John P. Olsen
John P. Olsen,
President and CEO

/s/ Dennis J. Heim
Dennis J. Heim
Vice President, CFO and Treasurer

Date: August 8, 2012